ALLIANCEBERNSTEIN SMALL CAP GROWTH FUND, INC.

                      ARTICLES OF AMENDMENT

     (Changing its Name to AllianceBernstein Cap Fund, Inc.)

          AllianceBernstein Small Cap Growth Fund Inc., a
Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          SECOND: The name of the corporation (hereinafter called the Corporation) is AllianceBernstein Cap Fund, Inc.

          SECOND: The charter of the Corporation is hereby amended by changing the name of each authorized class of stock of the Corporation as follows:

      Current Name                  Amended Name
      ------------                  ------------

Class A Common Stock        AllianceBernstein Small Cap
                            Growth Portfolio Class A Common Stock

Class B Common Stock        AllianceBernstein Small Cap
                            Growth Portfolio Class B Common Stock

Class C Common Stock        AllianceBernstein Small Cap
                            Growth Portfolio Class C Common Stock

Advisor Class Common        AllianceBernstein Small Cap Growth
Stock                       Portfolio Advisor Class Common Stock

          Each reference in the charter of the Corporation to the current name of a class of stock set forth above is hereby changed to the amended name of such class of stock as set forth above.

          THIRD: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          IN WITNESS WHEREOF, AllianceBernstein Small Cap Growth Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by Marc O. Mayer, President of the Corporation, and attested by Mark R. Manley, the Secretary of the Corporation, this 7th day of September, 2004. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.

                               ALLIANCEBERNSTEIN SMALL CAP GROWTH
                                 FUND, INC.


                               By: /s/ Marc O. Mayer
                                   ------------------------------
                                       Marc O. Mayer
                                       President

ATTEST:

/s/ Mark R. Manley
------------------
    Mark R. Manley
    Secretary

00250.0157 #507656